SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2010
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES

Certain References

References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation (“GFNAH”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), its subsidiary RWA Holdings Pty Limited, an Australian corporation, and its subsidiaries. GFNAH and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

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Item 1.01	Entry Into a Material Definitive Agreement	1

Item 9.01	Financial Statements and Exhibits	1
EXHIBIT 10.1

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 On June 30, 2010, GFN Australasia Finance Pty Ltd (“GFN Finance”) and Bison Capital Australia, L.P. (“Bison Capital”), entered into that certain Amendment and Release Agreement (the “Amendment”) dated as of June 30, 2010 pursuant to which certain terms of the Secured Senior Subordinated Promissory Note dated April 30, 2008 in the principal amount of approximately AUS$5,891,173.95 million (the “Bison Note”) were amended.

The Amendment extended the maturity date of the Bison Note by one year from July 1, 2010 to July 1, 2011.  The Amendment also provides that after June 30, 2010 all payments of interest under the Bison Note shall accrue and be paid in U.S. Dollars equal to US$185,625.00.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.1	Amendment and Release Agreement dated June 30, 2010 among GFN Australasia Finance Pty Ltd and Bison Capital Australia L.P.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: July 2, 2010	By:	/s/ Charles E. Barrantes
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Amendment and Release Agreement dated June 30, 2010 among GFN Australasia Finance Pty Ltd and Bison Capital Australia L.P.

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